EXHIBIT 99.1

USA Truck Reports Fourth Quarter 2020 Results

●	4Q 2020 earnings per diluted share of $0.66 versus 4Q 2019 loss per diluted share of $0.56
●	4Q 2020 adjusted earnings per diluted share(a) of $0.70 versus 4Q 2019 adjusted loss per diluted share(a) $0.52
●	4Q 2020 consolidated operating revenue increased 28.0% to $158.8 million from $124.1 million in 4Q 2019

Van Buren, AR – February 4, 2021 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the quarter and year ended December 31, 2020.

For the quarter ended December 31, 2020, consolidated operating revenue was $158.8 million compared to $124.1 million for the prior-year period.  Base revenue(a) for the fourth quarter of 2020, which excluded fuel surcharge revenue, was $148.2 million compared to $108.7 million for the 2019 period.  The Company reported net income of $5.9 million, or $0.66 per diluted share for the fourth quarter 2020 and adjusted net income(a) of $6.2 million, or $0.70 per diluted share, compared to a net loss of $4.8 million, or $0.56 per diluted share and adjusted net loss(a) of $4.5 million, or $0.52 per diluted share for the same quarter in 2019.  The Company’s fourth quarter 2020 consolidated operating ratio was 93.9%, compared to 102.9% in the comparable 2019 quarter.

President and CEO James Reed commented, “The fourth quarter of 2020 was the best quarterly earnings per share in our Company history.  I am very pleased with and proud of the teamwork, cultural buy-in, and determination shown by our entire team of drivers and driver support that created these results, which clearly demonstrate our collective focus on delivering improved financial and operational results.

Demand was stronger than a typical fourth quarter as a result of a second wave of COVID related buying in the consumer marketplace.  This demand upside was bolstered on the supply side by a tight driver market that resulted from several factors including the Drug and Alcohol Clearinghouse implementation, driver school closures or limited enrollments, and potential candidates opting for unemployment benefits and other public assistance incentives.

The robust demand and capacity constraints in the fourth quarter created a strong pricing environment that we capitalized on in both the Trucking and USAT Logistics segments through pricing discipline and partnership with customers.  The ‘real story’ in the quarter, however, was realizing the benefits of the self-help initiatives of our ongoing transformation.  Regionalization, improved safety results, improved operational efficiency, network refinement, pricing discipline, and cost control all played a part this quarter.  Trucking segment adjusted operating ratio(a) tightened 970 basis points year over year and 280 basis points sequentially to a 93.0% in the quarter.

USAT Logistics continued to capitalize on improving rates and its high volume capability to increase volume and revenue during the quarter.  Volumes were up 26.2% year over year, and revenues were up 94.3% over that same time period.  This combination of volume and rate grew the overall gross margin, increased operating profitability, and improved the segment adjusted operating ratio(a) in the quarter by 850 basis points year over year and 340 basis points sequentially to 94.6%.”

Trucking:  For the fourth quarter of 2020, Trucking operating revenue (before intersegment eliminations) increased $12.1 million, or 13.2%, to $104.3 million, compared to the fourth quarter of 2019.  Trucking operating income of $6.4 million for the 2020 period, reflected an operating ratio of 93.9%, compared to an operating loss of $2.6 million and an operating ratio of 102.8% for the fourth quarter of 2019.  This represents an increase of $9.0 million year over year in operating income and an 890 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $6.7 million for the 2020 period, reflecting an adjusted operating ratio(a) of 93.0%, compared to an adjusted operating loss(a) of $2.2 million and an adjusted operating ratio(a) of 102.7% for the comparable 2019 period.  This represents an increase of $8.9 million year over year in adjusted operating income(a) and a 970 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results during the fourth quarter:

●	Base revenue per available tractor per week increased $684, or 21.6%, compared to the fourth quarter of 2019, and $387 or 11.2% sequentially, primarily due to an increase in base revenue per loaded mile.
●	Base revenue per loaded mile increased $0.385, or 17.9% year over year and $0.243, or 10.6%, sequentially. This change was the result of higher demand for our services driven by holiday activity, and tightening supply resulting in higher rate realizations.
●	Deadhead percentage for fourth quarter 2020 improved 260 basis points year over year and 80 basis points sequentially.
●	Loaded miles per available tractor per week increased 46 miles, or 3.1%, compared to the fourth quarter of 2019, and by 8 miles, or 0.5% sequentially.
●	The average seated tractor count for the fourth quarter of 2020 was 1,776, which represented a decrease of 2.1% over the fourth quarter 2019 average of 1,815, and a 2.8% decrease over the sequential average of 1,827. Average unseated tractor percentage for the fourth quarter of 2020 was 6.9%, unchanged from the fourth quarter of 2019, but improved compared to 7.2% for the sequential quarter.

USAT Logistics:  Operating revenue (before intersegment eliminations) was $65.3 million for the fourth quarter of 2020, an increase of $31.7 million, or 94.3% year over year.  Both operating income and adjusted operating income(a) were $3.4 million for the fourth quarter of 2020, reflecting an operating ratio of 94.8% and an adjusted operating ratio(a) of 94.6%, compared to an operating loss and adjusted operating loss(a) of $0.9 million and an operating ratio of 102.8% and an adjusted operating ratio(a) of 103.1% for the comparable 2019 period.  This change represented an increase of $4.3 million year over year in both operating income and adjusted operating income(a) and an  improvement of 800 basis points in operating ratio and 850 basis points in adjusted operating ratio(a) compared to the fourth quarter of 2019.

USAT Logistics operations delivered the following results during the fourth quarter:

●	Gross margin dollars increased 142.5%, or $5.5 million year over year, to $9.3 million for the fourth quarter 2020, and 58.9%, or $3.5 million, sequentially.
●	Gross margin percentage for the fourth quarter of 2020 improved 280 basis points to 14.3% when compared to 11.5% in the comparable quarter of 2019 and 300 basis points sequentially from 11.3%.
●	Revenue per load increased 53.8%, or $701 per load year over year, and 23.6%, or $382 per load, sequentially.
●	Load count increased by 6,779 loads, or 26.2%, year over year, and 495 loads, or 1.5%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Year Ended
	December 31,		December 31,
Trucking:	2020	2019	2020	2019
Operating revenue (before intersegment eliminations) (in thousands)	$104,251	$92,127	$384,256	$377,093
Operating income (loss) (1) (in thousands)	$6,355	$(2,616)	$9,297	$(447)
Adjusted operating income (loss) (2) (in thousands)	$6,730	$(2,161)	$11,007	$1,370
Operating ratio (3)	93.9%	102.8%	97.6%	100.1%
Adjusted operating ratio (4)	93.0%	102.7%	96.8%	99.6%
Total miles (5) (in thousands)	43,078	43,531	179,444	175,829
Deadhead percentage (6)	11.6%	14.2%	12.6%	13.5%
Base revenue per loaded mile	$2.531	$2.146	$2.227	$2.156
Average number of seated tractors	1,776	1,815	1,857	1,815
Average number of available tractors (7)	1,907	1,949	1,980	1,943
Average number of in-service tractors (8)	1,929	1,980	2,002	1,975
Loaded miles per available tractor per week	1,520	1,474	1,515	1,502
Base revenue per available tractor per week	$3,847	$3,163	$3,373	$3,238
Average loaded miles per trip	523	494	506	492

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$65,328	$33,622	$191,951	$154,011
Operating income (loss) (1) (in thousands)	$3,381	$(939)	$3,561	$2,762
Adjusted operating income (loss) (2) (in thousands)	$3,384	$(932)	$3,571	$2,769
Gross margin (9) (in thousands)	$9,342	$3,852	$23,904	$22,892
Gross margin percentage (10)	14.3%	11.5%	12.5%	14.9%
Load count (in thousands)	32.6	25.8	125.3	113.2

1)Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income (loss)(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.

8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.
9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of December 31, 2020, total debt and financing lease liabilities was $154.3 million, total debt and financing lease liabilities, net of cash (“Net Debt”)(a), was $154.2 million and total stockholders’ equity was $84.7 million.  Net Debt to Adjusted EBITDA(a) for the trailing twelve months ended December 31, 2020 was 2.7x.  The Company had approximately $56.2 million available to borrow under its Credit Facility as of December 31, 2020.

Fourth Quarter 2020 Conference Call Information

USA Truck will hold a conference call to discuss its fourth quarter 2020 results on Friday, February 5, 2021 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-877-407-9205 (U.S./Canada) or 1-201-689-8054 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link:  https://www.webcaster4.com/Webcast/Page/2611/39603.  A telephone replay of the call will also be available for one year from the date of the call.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “EBITDA”, “Adjusted EBITDA, “Adjusted operating ratio”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and financing lease liabilities, net of cash.  The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit) and depreciation and amortization.  The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation, severance costs included in salaries, wages and employee benefits and asset impairments.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income (loss) is calculated by deducting operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings

(loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, each of which are reconciled to the most comparable GAAP financial measure and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

These non-GAAP financial measures are not substitutes for their comparable GAAP financial measures, such as total debt, net income (loss), cash flows from operating activities, operating ratio, diluted earnings (loss) per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

	(in thousands, except per share data)
Operating revenue	$158,842	$124,111	$551,138	$522,631

Operating expenses:
Salaries, wages and employee benefits	37,193	34,135	141,590	136,877
Fuel and fuel taxes	9,125	13,521	38,804	55,096
Depreciation and amortization	11,418	9,598	41,359	37,193
Insurance and claims	4,601	6,237	19,855	27,176
Equipment rent	2,275	2,459	9,382	10,174
Operations and maintenance	8,389	8,727	35,201	33,310
Purchased transportation	70,009	45,995	226,716	194,629
Operating taxes and licenses	1,120	1,197	4,795	4,843
Communications and utilities	884	1,035	3,470	3,488
Loss (gain) on disposal of assets, net	7	205	427	(495)
Asset impairments	—	418	588	786
Other	4,085	4,139	16,093	17,239
Total operating expenses	$149,106	$127,666	$538,280	$520,316
Operating income (loss)	9,736	(3,555)	12,858	2,315

Other expenses:
Interest expense, net	1,270	1,646	5,605	6,597
Other, net	131	119	298	572
Total other expenses, net	1,401	1,765	5,903	7,169
Income (loss) before income taxes	8,335	(5,320)	6,955	(4,854)
Income tax expense (benefit)	2,402	(493)	2,209	(156)

Consolidated net income (loss) and comprehensive income (loss)	$5,933	$(4,827)	$4,746	$(4,698)

Net earnings (loss) per share:
Average shares outstanding (basic)	8,798	8,558	8,775	8,525
Basic earnings (loss) per share	$0.67	$(0.56)	$0.54	$(0.55)

Average shares outstanding (diluted)	8,941	8,558	8,874	8,525
Diluted earnings (loss) per share	$0.66	$(0.56)	$0.53	$(0.55)

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

ADJUSTED EARNINGS (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020

	(in thousands)
Net income (loss)	$5,933	$2,295	$(931)	$(2,551)
Add:
Depreciation and amortization	11,418	9,896	10,034	10,011
Interest expense, net	1,270	1,416	1,235	1,684
Income tax expense (benefit)	2,402	666	632	(1,491)
EBITDA	21,023	14,273	10,970	7,653
Add:
Non-cash equity compensation	565	406	363	471
Severance costs included in salaries, wages and employee benefits	50	9	84	92
Asset impairments	—	—	588	—
Adjusted EBITDA	$21,638	$14,688	$12,005	$8,216

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

	(in thousands)
Net income (loss)	$5,933	$(4,827)	$4,746	$(4,698)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	50	122	235	441
Asset impairment - land	—	—	137	—
Amortization of acquisition related intangibles	328	340	1,348	1,383
Income tax effect of adjustments	(96)	(118)	(439)	(465)
Adjusted net income (loss)	$6,215	$(4,483)	$6,027	$(3,339)

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Earnings (loss) per diluted share	$0.66	$(0.56)	$0.53	(0.55)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	0.01	0.01	0.03	0.05
Asset impairment - land	—	—	0.02	—
Amortization of acquisition related intangibles	0.04	0.04	0.15	0.16
Income tax effect of adjustments	(0.01)	(0.01)	(0.05)	(0.05)
Adjusted earnings (loss) per diluted share	$0.70	$(0.52)	$0.68	$(0.39)

NET DEBT RECONCILIATION

	December 31, 2020	December 31, 2019

	(in thousands)
Total current debt and financing lease liabilities	$18,446	$36,944
Long-term debt, less current maturities	81,352	83,349
Financing leases, less current maturities	54,482	58,397
Total Debt	154,280	178,690
Less: Cash	(82)	(97)
Net Debt	$154,198	$178,593

ADJUSTED OPERATING RATIO RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
Consolidated	2020	2019	2020	2019

	(in thousands)
Operating revenue	$158,842	$124,111	$551,138	$522,631
Less: fuel surcharge revenue	(10,623)	(15,398)	(45,418)	(63,755)
Base revenue	$148,219	$108,713	$505,720	$458,876
Operating expense	$149,106	$127,666	$538,280	$520,316
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(50)	(122)	(235)	(441)
Asset impairment - land	—	—	(137)	—
Amortization of acquisition related intangibles	(328)	(340)	(1,348)	(1,383)
Fuel surcharge revenue	(10,623)	(15,398)	(45,418)	(63,755)
Adjusted operating expense	$138,105	$111,806	$491,142	$454,737
Operating income (loss)	$9,736	$(3,555)	$12,858	$2,315
Adjusted operating income (loss)	$10,114	$(3,093)	$14,578	$4,139
Operating ratio	93.9%	102.9%	97.7%	99.6%
Adjusted operating ratio	93.2%	102.8%	97.1%	99.1%

	Three Months Ended		Year Ended
	December 31,		December 31,
Trucking Segment	2020	2019	2020	2019

	(in thousands)
Operating revenue	$103,782	$91,694	$381,589	$375,657
Intersegment activity	469	433	2,667	1,436
Operating revenue (before intersegment eliminations)	104,251	92,127	384,256	377,093
Less: fuel surcharge revenue	(7,831)	(11,985)	(35,049)	(49,059)
Base revenue	$96,420	$80,142	$349,207	$328,034
Operating expense (before intersegment eliminations)	$97,896	$94,743	$374,959	$377,540
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(47)	(115)	(225)	(434)
Asset impairment - land	—	—	(137)	—
Amortization of acquisition related intangibles	(328)	(340)	(1,348)	(1,383)
Fuel surcharge revenue	(7,831)	(11,985)	(35,049)	(49,059)
Adjusted operating expense	$89,690	$82,303	$338,200	$326,664
Operating income (loss)	$6,355	$(2,616)	$9,297	$(447)
Adjusted operating income (loss)	$6,730	$(2,161)	$11,007	$1,370
Operating ratio	93.9%	102.8%	97.6%	100.1%
Adjusted operating ratio	93.0%	102.7%	96.8%	99.6%

	Three Months Ended		Year Ended
	December 31,		December 31,
USAT Logistics Segment	2020	2019	2020	2019

	(in thousands)
Operating revenue	$55,060	$32,417	$169,549	$146,974
Intersegment activity	10,268	1,205	22,402	7,037
Operating revenue (before intersegment eliminations)	65,328	33,622	191,951	154,011
Less: fuel surcharge revenue	(3,105)	(3,612)	(11,366)	(15,532)
Base revenue	$62,223	$30,010	$180,585	$138,479
Operating expense (before intersegment eliminations)	$61,947	$34,561	$188,390	$151,249
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(3)	(7)	(10)	(7)
Fuel surcharge revenue	(3,105)	(3,612)	(11,366)	(15,532)
Adjusted operating expense	$58,839	$30,942	$177,014	$135,710
Operating income (loss)	$3,381	$(939)	$3,561	$2,762
Adjusted operating income (loss)	$3,384	$(932)	$3,571	$2,769
Operating ratio	94.8%	102.8%	98.1%	98.2%
Adjusted operating ratio	94.6%	103.1%	98.0%	98.0%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	December 31, 2020	December 31, 2019

Current assets:	(in thousands, except share data)
Cash and restricted cash (restricted cash of $243 and $0, respectively)	$325	$97
Accounts receivable, net of allowance for doubtful accounts of $617 and $369, respectively	63,984	49,853
Other receivables	2,873	5,408
Inventories	975	769
Assets held for sale	2,635	2,542
Prepaid expenses and other current assets	8,749	7,855
Total current assets	79,541	66,524
Property and equipment:
Land and structures	33,488	33,077
Revenue equipment	305,509	309,573
Service, office and other equipment	30,331	30,235
Property and equipment, at cost	369,328	372,885
Accumulated depreciation and amortization	(150,173)	(124,216)
Property and equipment, net	219,155	248,669
Operating leases - right of use assets	28,154	11,775
Goodwill	5,231	5,231
Other intangibles, net	15,105	16,453
Other assets	3,046	2,058
Total assets	$350,232	$350,710
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,045	$29,421
Current portion of insurance and claims accruals	9,846	12,466
Accrued expenses	10,798	6,518
Current finance lease obligations	11,655	30,779
Current operating lease obligations	6,838	6,050
Long-term debt, current maturities	6,791	6,165
Total current liabilities	72,973	91,399
Other long-term liabilities	4,817	80
Long-term debt, less current maturities	81,352	83,349
Long-term finance lease obligations	54,482	58,397
Long-term operating lease obligations	21,690	5,812
Deferred income taxes	23,414	24,017
Insurance and claims accruals, less current portion	6,803	9,445
Total liabilities	265,531	272,499
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,037,966 shares, and 11,987,572 shares, respectively	120	120
Additional paid-in capital	60,692	63,238
Retained earnings	78,515	73,769
Less treasury stock, at cost (3,293,223 shares, and 3,434,231 shares, respectively)	(54,626)	(58,916)
Total stockholders' equity	84,701	78,211
Total liabilities and stockholders' equity	$350,232	$350,710